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                                                                     EXHIBIT 4.2

                          [Form of Rights Certificate]

Certificate No. R-__                                              _______ Rights

                  NOT EXERCISABLE AFTER FEBRUARY 19, 2011 OR
                  UNDER CERTAIN CIRCUMSTANCES EARLIER. THE
                  RIGHTS ARE SUBJECT TO REDEMPTION, AT THE
                  OPTION OF THE COMPANY, AT $.001 PER RIGHT ON
                  THE TERMS SET FORTH IN THE RIGHTS AGREEMENT.
                  IF THE RIGHTS REPRESENTED BY THIS
                  CERTIFICATE ARE ISSUED TO A PERSON WHO IS AN
                  ACQUIRING PERSON OR AN ASSOCIATE OR
                  AFFILIATE OF AN ACQUIRING PERSON OR A
                  TRANSFEREE OF THE RIGHTS PREVIOUSLY OWNED BY
                  SUCH PERSONS, THIS RIGHTS CERTIFICATE AND
                  THE RIGHTS REPRESENTED HEREBY WILL BECOME
                  NULL AND VOID.

                               Rights Certificate

                            Z-Tel Technologies, Inc.

         This certifies that _________________ or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of February 19, 2001 (the "Rights Agreement") between Z-Tel Technologies, Inc., a Delaware corporation (the "Company"), and American Stock Transfer & Trust Company, a New York corporation (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., Tampa, Florida time, on February 19, 2011, at the principal office of the Rights Agent, or its successors as Rights Agent, one one-thousandth of a fully paid and nonassessable share of Series F Junior


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Participating Preferred Stock, $.001 par value per share ("Junior Preferred
Shares"), of the Company at a purchase price of $45 as the same may from time to time be adjusted in accordance with the Rights Agreement ("Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Rights Certificate (and the number of Junior Preferred Shares which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of March 7, 2001 (the "Record Date") based on the Junior Preferred Shares of the Company as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of Junior Preferred Shares which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events and, upon the happening of certain events, securities other than Junior Preferred Shares, or other property, may be acquired upon exercise of the Rights evidenced by this Rights Certificate, as provided by the Rights Agreement.

         This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities of the Rights Agent, the Company and the holders of record of the Rights Certificates. Copies of the Rights Agreement are on file at the principal executive office of the Company and the above-mentioned offices of the Rights Agent.


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         This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office of the Rights Agent, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder of record to purchase a like aggregate number of one one-thousandths of a Junior Preferred Share as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at its option at a redemption price of $.001 per Right or (ii) may be exchanged in whole or in part for Common Shares of the Company or common stock equivalents.

         No fractional Junior Preferred Shares will be issued upon the exercise of any Rights evidenced hereby (other than, except as set forth above, fractions that are integral multiples of one one-thousandth of a Junior Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof, cash payment will be made, as provided in the Rights Agreement.

         No holder of this Rights Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Junior Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or


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upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement) or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

         This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.


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         WITNESS the facsimile signature of the proper officers of the Company and its corporate seal, dated as of ______________ ____.

ATTEST:                                    Z-TEL TECHNOLOGIES, INC.


                                           By:
-----------------------------------           ----------------------------------
Secretary                                     Name:
                                              Title:

Countersigned:

AMERICAN STOCK TRANSFER & TRUST COMPANY


By
  ---------------------------------
  Authorized signature


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                  [Form of Reverse Side of Rights Certificate]

                               FORM OF ASSIGNMENT

             (To be executed by the registered holder if such holder
                  desires to transfer the Rights Certificate.)

         FOR VALUE RECEIVED _________________________ hereby sells, assigns and transfers unto__________________________________________________________________

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
         (Please print name and address of transferee)

Rights evidenced by this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _____________________ Attorney to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated: ___________ , ____


                                    ----------------------------------
                                    Signature

Signature Guaranteed:

Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.


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                          FORM OF ELECTION TO PURCHASE

                 (To be executed if registered holder desires to
                        Exercise the Rights Certificate.)

To:      Z-Tel Technologies, Inc.

         The undersigned hereby irrevocably elects to exercise
____________________ Rights represented by this Rights Certificate to purchase the Junior Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such share(s) be issued in the name:

Please insert social security
or other identifying number

--------------------------------------------
         (Please print name and address)

--------------------------------------------

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

--------------------------------------------
         (Please print name and address)

--------------------------------------------

Dated:______________, ____

                                    ----------------------------------
                                    Signature

                                    (Signature must conform in all respects to name of holder as specified on the face of this Rights Certificate)


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Signature Guaranteed:

Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

                                   Certificate

         The undersigned hereby certifies by checking the appropriate boxes that:

                  (1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement); and

                  (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person or any transferee of such Persons.

Dated: ______________, _____


                                             ----------------------------------
                                             Signature


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                                   Certificate

         The undersigned hereby certifies by checking the appropriate boxes that:

                  (1) the Rights evidenced by this Rights Certificate [ ] are
[ ] are not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement); and (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person or any transferee of such Persons.

Dated: ____________, ____


                                    ----------------------------------
                                    Signature

                                     NOTICE

The signature to the foregoing Assignment must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.